UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): August 18, 2006

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(an Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(an Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

ACC Review of TEP’s Settlement Agreement

As previously reported, in April 2006, the Arizona Corporation Commission (ACC) ordered that a procedure be established to allow for the review of: the settlement agreement (Settlement Agreement) approved by the ACC in 1999 which related to the implementation of retail electric competition in Arizona and the rates of Tucson Electric Power Company (TEP); the Settlement Agreement’s effect on how TEP’s rates for generation services will be determined after December 31, 2008; TEP’s proposed amendments to the Settlement Agreement; and demand side management (DSM), renewable energy standards (RES), and time of use tariffs (TOU). As required by the procedural order issued by an Administrative Law Judge (ALJ) for the ACC, on August 18, 2006, TEP filed testimony with the ACC. TEP’s testimony is described below. TEP cannot predict the outcome of the proceedings.

TEP’s testimony states TEP’s belief that it is entitled to charge market based generation service rates in 2009 and has complied with its obligations under the Settlement Agreement.

TEP testimony states that the Settlement Agreement provided the terms and conditions by which TEP is to transition into the competitive electric marketplace. The rate impact of charging market based generation service rates in 2009 would vary with market conditions which are influenced by the cost of natural gas. Assuming a natural gas cost of $7 per mmBtu, which equates to a wholesale power price of approximately $60 per MWh, TEP’s average retail rate would be expected to increase approximately 23% over current rates if 2009 generation service rates are market based.
The Settlement Agreement required TEP to significantly change the way it conducted business. Under the terms of the Settlement Agreement, TEP agreed to: (i) rate reductions in 1999 and 2000; (ii) a rate freeze from July 1, 2000 through December 31, 2008; taking all the risk of inflation and cost increases; (iii) unbundled tariffed rates; (iv) accelerate depreciation of certain generation-related assets; (v) offset the standard offer generation rate (Market Generation Credit) by the amount of the Floating Competition Transition Charge; (vi) open its exclusive service territory to competition for generation service; (vii) assume the volatility and risk of market rates in 2009; and (viii) a rate check in 2004 when rates could not increase but could actually decrease.

In the testimony, TEP states that if the ACC or other parties to the Settlement Agreement seek to unilaterally change the contract and order TEP back to cost-of-service, that is a breach that will force TEP to protect its rights in court and seek an award for damages. TEP states that, if the ACC does not honor the Settlement Agreement; does not agree to one of TEP’s alternative proposals; and orders that TEP’s generation service rates will be based on traditional cost-of-service ratemaking without compensating TEP for the financial impacts of the Settlement Agreement, then TEP must: (1) file a rate case; and (2) immediately file a lawsuit to preserve its right to declaratory relief and damages arising from the ACC’s breach of the Settlement Agreement. TEP states that the financial impacts and costs directly attributable to the Settlement Agreement exceed $850 million.

In the testimony, TEP offered alternatives to charging market based generation service rates after December 31, 2008, as described below.

The Market Phase-In Proposal

TEP proposed a market rate phase-in plan in the event that the ACC desires to maintain a competitive wholesale generation market, but wants to mitigate the immediate impact of market rates. Elements of the market rate phase-in include:

•
A cap would be set such that no customer class would realize an initial rate increase in excess of 12%. The phase-in period would begin in 2009, last approximately four years and then be fully market-based;

•	TEP’s current rates would remain frozen through the end of 2008; and

•	Implementation of the new DSM, RES and TOU programs and tariffs.

The Cost-of-Service (including regulatory asset and Energy Cost Adjustment Clause) Proposal

TEP’s cost-of-service proposal presents a framework for returning TEP to cost-of-service regulation for generation service if the ACC determines that it will abandon the concept of a competitive wholesale and retail generation market. Elements of the proposal include:

•	A new regulatory asset of $850 million to be included in rate base will be created to compensate TEP for the financial impacts and costs incurred in performing under the Settlement Agreement;

•	TEP will utilize an energy cost adjustment clause (ECAC) to recover energy costs associated with serving the incremental retail load above that filed in its cost-of-service test year;

•	Immediately file a cost-of-service rate case in 2007;

•	Implementation of the new DSM, TOU and RES programs and tariffs; and

•	Restore exclusivity of TEP’s certificate of convenience and necessity.

The proposed ECAC would differ from some other purchase power and fuel clauses in that it would not include any fuel, purchased power or plant operating risks associated with serving the test year portion of TEP’s retail load. Also, the ECAC would not be a straight pass through of purchased power costs to serve the incremental load. In the event that TEP’s actual fuel and purchased power costs related to the incremental load exceeded the ECAC rate, TEP would not be able to pass the “excess” costs through to customers. However, in the event that those costs were less than the ECAC rate, TEP would be entitled to retain those earnings.

If the ACC adopted TEP’s cost-of-service proposal and approved a new regulatory asset of $850 million and implementation of the ECAC mechanism, TEP expects that its average retail rate in 2009 would increase by approximately 26% over current rates.

The remainder of the procedural schedule is as follows:

Staff & intervenor testimony	November 17, 2006
TEP rebuttal testimony	December 6, 2006
Staff & intervenor rebuttal testimony	December 18, 2006
TEP rejoinder testimony	December 29, 2006
Hearing before ALJ	January 8, 2007

A copy of the press release issued by TEP on August 18, 2006, which describes the testimony is filed as Exhibit 99.1 hereto. A copy of TEP’s testimony is available at: http://ir.uns.com/regulatory.cfm?subsection=info#TEP.

Item 9.01 - Financial Statements and Exhibits.

Exhibit 99.1   Press Release issued by TEP on August 18, 2006 relating to ACC testimony.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2006	UNISOURCE ENERGY CORPORATION
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Principal Financial Officer

Dated: August 18, 2006	TUCSON ELECTRIC POWER COMPANY
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Principal Financial Officer